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EXHBIIT 23.2

WEINBERG & COMPANY, P.A.
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to incorporation by reference in the Form S-8 Registration Statement dated October 29, 2001 of our report dated March 26, 2001, relating to the consolidated balance sheet of H-Entertainment, Inc. (formally Hart Industries, Inc.) (a development stage company) as of December 31, 2000 and the related consolidated statements of operations, changes in stockholders' deficiency, and cash flows for the year ended December 31, 2000 and for the period from October 29, 1982 (Inception) to December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-KSB of Hart Industries, Inc.



                                        /s/ Weinberg & Company, P.A.
                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants



Los Angeles, California
October 29, 2001